EXHIBIT 10.20

AMENDMENT TO GUARANTY

    Amendment dated as of December 17, 2007 (this "Amendment:") to that certain Guaranty dated as of Decmeber 23, 2006 (the "Guaranty" by Gerald J. Burnett and by Gerald J. Burnett and Marjorie J. Burnett, as Trustees for The Gerald J. Burentt and Marjorie J. Burnett Revocable Trust (collectively, the "Guarantor"), in favor of JPMorgan Chase Bank, N.A. (the "Bank").

For value received, the parties hereby agree as follows:
  Unless otherwise agreed in writing, notices may be given to the Bank and the Guarantor at their telecopier numbers (confirmed by telephone to their telephone numbers) or addresses listed below, or such other telecopier (and telephone) number or addresses communicated in writing by either party to the other.  Notices to the Bank are effective on receipt.
  Notwithstanding anything to the contrary set forth herein, for purpose of this Guaranty the Facilities of the Borrower guaranteed shall be limited to those arisign under and in connection with the Revolving Promissory Note (Libor/Prime) dated as of December 23, 2006 by the Borrower in favor of the Bank in the maximum principal amount of $10,000,000, as amended from time to time (the "Note") or any other "Facility Document" (as defined in the Note), together with every renewal, extension, amendment, modification, substitution and /or replacement thereof, each of which together with this Guaranty and any other writing or record evidencing, supporting, securing or delivered in connnection with the foregoing shall be considered a Ficility Document for purposes of this Guaranty.
  Clause (b) of the second sentence of the paragraph of the Guaranty titled "Guaranty Absolute" is hereby ameded by inserting the words "(any change in the value of any collateral or failure of the Bank to monitor the value of any collateral)" immediately following the words "release or non-perfection of any collateral".
  The Guaranty, as amended by this Amendment, remains in full force and effect.
  The Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of lawsa principles.
  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one in the same instrument.

  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

  JPMorgan Chase Bank, N.A.
  By:           J.P. Morgan Trust Company, N.A.

  By:       /s/ Nancy A. Sheppard
              Nancy A. Sheppard
              Managing Director

  Address for notices to the Bank:

  JPMorgan Chase Bank, N.A.
  Private Bank Credit
  Attn: Patricia DeLeo
  345 Park Avenue, Floor 04
  New York, NY 10154-0004
  Telecopier:  (212) 464-2531
  Telephone:  (212) 464-1883

  With a courtesy copy to

  JPMorgan Chase Bank, N.A.
  Attn:  Nancy A. Sheppard
  560 Mission Street, 12th floor
  San Francisco, CA 94105
  Telecopier:  415 315 8272
  Telephone:  415 315 8285

  /s/ Gerald J. Burnett
  Gerald J. Burnett

  Address for notices:
  202 Camino  Al Lago
  Atherton, CA 94027
  Telecopier:  650.322.2060
  Telephone: 650.322.2060

  Gerald J. Burnett and Marjorie J. Burnett, as Trustee for The Gerald J. Burnett and Marjorie J. Burnett Revocable Trust

               /s/ Gerald J. Burnett
  By:       Gerald J. Burnett

               /s/ Marjorie J. Burnett
  By:      Marjorie J. Burnett

  Address for notices:

  202 Camino  Al Lago
  Atherton, CA 94027
  Telecopier:  650.322.2060
  Telephone: 650.322.2060